QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2005

QWEST COMMUNICATIONS INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-15577	84-1339282
(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 303-992-1400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

        Attached as Exhibit 99.1 to this Form 8-K are Qwest Communications International Inc. ("we", "us", "our", "Qwest") consolidated financial statements as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004. We are filing this exhibit for the purpose of including in Note 20 to our audited financial statements certain condensed consolidating financial information relating to guarantees of securities issued by us and one of our subsidiaries. This filing will be incorporated by reference into our Registration Statements on Form S-4 (File Nos. 333-115115 and 333-115116).

        As described in Note 2 to our audited financial statements, we have reclassified our investment in auction rate securities from cash and cash equivalents to short-term investments to reflect the converging interpretations of the accounting treatments of auction rate securities. We believe that this change in classification is not material to our financial condition and cash flows. This reclassification has no impact on previously reported total current assets, total assets, working capital position, results of operations or debt covenants and does not affect previously reported cash flows from operating or financing activities.

Item 9.01 Financial Statements and Exhibits.

(c)
Exhibits.

        The following exhibits are filed with this report:

Exhibit Number	Description
23.1	Consent of Independent Registered Public Accounting Firm.
99.1	Qwest Communications International Inc. consolidated financial statements as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.
DATE: March 30, 2005	By:	/s/ STEPHEN E. BRILZ
	Name:	Stephen E. Brilz
	Title:	Assistant Secretary

QuickLinks

  Item 8.01 Other Events
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES